EXHIBIT 16



                     [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]


May 11, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Alpha 1 Biomedicals, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K/A, as part of the Company's Form 8-K/A report dated May 11, 2000. We agree with the statements concerning our Firm in such Form 8-K/A.

Very truly yours,


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP